Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2021 AND PROVIDES BUSINESS UPDATE

Fourth quarter-to-date through November 2nd comparable sales at

The Cheesecake Factory restaurants increased 10.5% over 2019 levels

CALABASAS HILLS, Calif., – November 3, 2021 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2021, which ended on September 28, 2021.

Total revenues were $754.5 million in the third quarter of fiscal 2021 compared to $517.7 million in the third quarter of fiscal 2020. Net income available to common stockholders and diluted net income per common share were $32.7 million and $0.64, respectively, in the third quarter of fiscal 2021. These results reflect the impact of $3.3 million in higher than anticipated group medical insurance costs, as well as $4.6 million in incremental costs associated with the pandemic environment. Excluding the after-tax impact of the non-cash acquisition-related contingent consideration and amortization expense, adjusted net income and adjusted net income per share for the third quarter of fiscal 2021 were $33.2 million and $0.65, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 41.1% year-over-year in the third quarter of fiscal 2021. Relative to the third quarter of fiscal 2019, comparable restaurant sales at The Cheesecake Factory restaurants increased 8.3%.

As of today, nearly all of the Company’s restaurants across its concepts are operating with no indoor dining restrictions. Fiscal 2021 fourth quarter-to-date through November 2nd comparable sales for The Cheesecake Factory restaurants increased approximately 20% year-over-year and 10.5% relative to the same period in fiscal 2019, supported by approximately 28% off-premise sales mix. Average weekly sales quarter-to-date are approximately $213,000 and off-premise average weekly sales of $60,000 are nearly double the level seen during the same period in fiscal 2019.

“We drove strong sales performance at The Cheesecake Factory restaurants and across our concepts during the third quarter despite the surge in COVID-19 cases from the Delta variant,” said David Overton, Chairman and Chief Executive Officer. “Our teams also generated solid profitability in the face of higher than anticipated group medical insurance costs and pandemic environment cost pressures during the quarter.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301● Telephone (818) 871-3000 ● Fax (818) 871-3100

Overton continued, “Sales across our concepts further strengthened early in the fourth quarter with continued strong contribution from the off-premise channel. We also opened eight new restaurants during the third quarter and fourth quarter-to date periods, meeting our development objective to open as many as 14 new restaurants across our concepts this year. With a strong pipeline in place, we believe we are well-positioned to achieve our targeted 7% unit growth next year, while we continue to focus on driving comparable sales growth and managing through the continued volatility in the operating environment.”

Development

During the third quarter of fiscal 2021, four new restaurants opened, including North Italia and Flower Child in the Phoenix area, North Italia in the Nashville area, and Blanco in the Chicago area. Subsequent to quarter-end, The Cheesecake Factory opened in Huntsville, AL, North Italia opened in Orlando and both Blanco and Culinary Dropout opened in Denver. The Company met its development objective of opening 14 new restaurants across its concepts during fiscal 2021. Internationally, The Cheesecake Factory opened a third location in Shanghai this week under a licensing agreement.

Balance Sheet & Cash Flow

As of September 28, 2021, the Company had total available liquidity of $371.1 million, including a cash balance of $131.0 million and availability on its revolving credit facility of $240.1 million. Total principal amount of debt outstanding was $475 million, including $345 million of 0.375% convertible senior notes due 2026 and $130 million drawn on the Company’s revolving credit facility.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2021 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through December 3, 2021.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 308 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 29 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2021, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the eighth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2021 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

26901 Malibu Hills Road, Calabasas Hills, CA 91301● Telephone (818) 871-3000 ● Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding being well-positioned to achieve the Company’s targeted 7% unit growth objective in fiscal 2022, driving comparable sales growth and managing through the continued volatility in the operating environment. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in domestic and international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs, including the cost of group medical insurance; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; compliance with debt covenants; strategic capital allocation decisions including any share repurchases or dividends; the ability to achieve projected financial results; economic and political conditions that impact consumer confidence and spending; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301● Telephone (818) 871-3000 ● Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

Consolidated Statements of Income	13 Weeks Ended September 28, 2021		13 Weeks Ended September 29, 2020		39 Weeks Ended September 28, 2021		39 Weeks Ended September 29, 2020
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$754,474	100.0%	$517,716	100.0%	$2,150,847	100.0%	$1,428,673	100.0%
Costs and expenses:
Cost of sales	169,418	22.5%	118,093	22.8%	474,237	22.0%	331,137	23.2%
Labor expenses	279,957	37.1%	200,666	38.7%	784,501	36.5%	560,460	39.2%
Other operating costs and expenses	201,490	26.7%	159,095	30.7%	582,518	27.1%	448,740	31.4%
General and administrative expenses	45,802	6.1%	37,795	7.3%	138,457	6.4%	117,467	8.2%
Depreciation and amortization expenses	22,576	3.0%	22,651	4.4%	66,805	3.1%	68,803	4.8%
Impairment of assets and lease termination expenses	-	0.0%	10,402	2.0%	594	0.0%	204,731	14.3%
Acquisition-related costs	-	0.0%	39	0.0%	-	0.0%	2,343	0.2%
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)	685	0.1%	1,439	0.3%	12,592	0.6%	(3,992)	(0.3)%
Preopening costs	3,169	0.4%	2,394	0.5%	9,804	0.5%	7,610	0.6%
Total costs and expenses	723,097	95.9%	552,574	106.7%	2,069,508	96.2%	1,737,299	121.6%
Income/(loss) from operations	31,377	4.1%	(34,858)	(6.7)%	81,339	3.8%	(308,626)	(21.6)%
Interest and other expense, net	(1,794)	(0.2)%	(2,935)	(0.6)%	(9,194)	(0.4)%	(7,019)	(0.5)%
Income/(loss) before income taxes	29,583	3.9%	(37,793)	(7.3)%	72,145	3.4%	(315,645)	(22.1)%
Income tax provision/(benefit)	(3,097)	(0.4)%	(9,447)	(1.8)%	1,882	0.1%	(94,597)	(6.6)%
Net income/(loss)	32,680	4.3%	(28,346)	(5.5)%	70,263	3.3%	(221,048)	(15.5)%
Dividends on Series A preferred stock (1)	-	0.0%	(4,838)	(0.9)%	(18,661)	(0.9)%	(8,532)	(0.6)%
Direct and incremental Series A preferred stock issuance cost	-	0.0%	-	0.0%	-	0.0%	(10,257)	(0.7)%
Undistributed earnings allocated to Series A preferred stock	-	0.0%	-	0.0%	(5,804)	(0.3)%	-	0.0%
Net income/(loss) available to common stockholders	$32,680	4.3%	$(33,184)	(6.4)%	$45,798	2.1%	$(239,837)	(16.8)%

Basic net income/(loss) per common share	$0.65		$(0.76)		$0.98		$(5.47)
Basic weighted average shares outstanding	50,212		43,900		46,624		43,849

Diluted net income/(loss) per common share (2)	$0.64		$(0.76)		$0.96		$(5.47)
Diluted weighted average shares outstanding	51,113		43,900		47,675		43,849

(1) During the second quarter of fiscal 2021, the Company completed the cash-settled conversion of 150,000 shares of its previously outstanding convertible preferred stock and the conversion of the remaining 50,000 shares of convertible preferred stock into approximately 2.4 million shares of the Company’s common stock, which simplified the Company’s capital structure and eliminated future convertible preferred dividends.

(2) Diluted net income per common share reflects an adjustment for reallocation of undistributed earnings to preferred stock of $113,796 for the thirty-nine weeks ended September 28, 2021.

26901 Malibu Hills Road, Calabasas Hills, CA 91301● Telephone (818) 871-3000 ● Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
Selected Segment Information	September 28, 2021	September 29, 2020	September 28, 2021	September 29, 2020
Revenues:
The Cheesecake Factory restaurants	$592,555	$416,984	$1,698,635	$1,146,524
North Italia	44,357	27,990	120,747	72,262
Other FRC	44,326	20,273	127,978	68,063
Other	73,236	52,469	203,487	141,824
Total	$754,474	$517,716	$2,150,847	$1,428,673

Income/(loss) from operations:
The Cheesecake Factory restaurants	$66,791	$18,836	$194,470	$31,208
North Italia	1,962	(831)	5,320	(77,321)
Other FRC	3,403	(1,901)	14,565	(77,077)
Other	(40,779)	(50,962)	(133,016)	(185,436)
Total	$31,377	$(34,858)	$81,339	$(308,626)

Preopening costs:
The Cheesecake Factory restaurants	$968	$976	$3,616	$3,157
North Italia	1,057	631	3,335	1,895
Other FRC	849	306	1,948	527
Other	295	481	905	2,031
Total	$3,169	$2,394	$9,804	$7,610

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$-	$(157)	$-	$2,784
North Italia	-	-	-	71,524
Other FRC	-	-	-	72,939
Other	-	10,559	594	57,484
Total	$-	$10,402	$594	$204,731

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,414	$16,713	$49,221	$50,857
North Italia	1,068	901	2,893	2,767
Other FRC	1,208	987	3,423	3,002
Other	3,886	4,050	11,268	12,177
Total	$22,576	$22,651	$66,805	$68,803

26901 Malibu Hills Road, Calabasas Hills, CA 91301● Telephone (818) 871-3000 ● Fax (818) 871-3100

The Cheesecake Factory restaurants operating information:	13 Weeks Ended September 28, 2021	13 Weeks Ended September 29, 2020	39 Weeks Ended September 28, 2021	39 Weeks Ended September 29, 2020
Comparable restaurant sales vs. prior year	41.1%	(23.3)%	48.0%	(31.1)%
Comparable restaurant sales vs. 2019	8.3%		1.9%
Restaurants opened during period	-	-	1	-
Restaurants open at period-end	207	205	207	205
Restaurant operating weeks	2,689	2,662	8,058	7,976

North Italia operating information:
Comparable restaurant sales vs. prior year	38%	(22)%	53%	(32)%
Comparable restaurant sales vs. 2019	8%		5%
Restaurants opened during period	2	-	5	1
Restaurants open at period-end	28	23	28	23
Restaurant operating weeks	349	296	980	847

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	1	-	2	-
Restaurants open at period-end	29	25	29	25
Restaurant operating weeks	371	275	1,067	809

Other operating information:(2)
Restaurants opened during period	1	2	2	3
Restaurants open at period-end	40	41	40	41
Restaurant operating weeks	507	437	1,474	1,242

Number of company-owned restaurants:
The Cheesecake Factory	207
North Italia	28
Other FRC	29
Other	40
Total	304

Number of international-licensed restaurants:
The Cheesecake Factory	28

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe, RockSugar Southeast Asian Kitchen and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	September 28, 2021	December 29, 2020
Cash and cash equivalents	$131,030	$154,085
Long-term debt, net of issuance costs (1)	465,514	280,000

(1) Incudes $336 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $9 million in unamortized issuance cost) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheets and were being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301● Telephone (818) 871-3000 ● Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the then potential impact of the conversion of the Company’s convertible preferred stock into common stock for the period that it was outstanding prior to the repurchase and conversion on June 15, 2021, the Company excludes the preferred dividend and assumes all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	September 28, 2021	September 29, 2020	September 28, 2021	September 29, 2020
Net income/(loss) available to common stockholders (GAAP)	$32,680	$(33,184)	$45,798	$(239,837)
Dividends on Series A preferred stock	-	4,838	18,661	8,532
Net income attributable to Series A preferred stock to apply if-converted method	-	-	5,804	-
Direct and incremental Series A preferred stock issuance costs	-	-	-	10,257
COVID-19 related costs(1)	-	2,558	4,917	17,579
Impairment of assets and lease termination expenses(2)	-	10,402	594	204,731
Acquisition-related costs(3)	-	39	-	2,343
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)(4)	685	1,439	12,592	(3,992)
Termination of Interest rate swap	-	-	2,354	-
Uncertain tax position related to tenant improvement allowances(5)	-	-	2,471	-
Tax effect of adjustments(6)	(178)	(3,754)	(5,318)	(57,372)
Adjusted net income/(loss) (non-GAAP)	$33,187	$(17,662)	$87,873	$(57,759)

Diluted net income/(loss) per common share (GAAP)	$0.64	$(0.76)	$0.96	$(5.47)
Dividends on Series A preferred stock	-	0.09	0.35	0.17
Net income attributable to Series A preferred stock to apply if-converted method	-	-	0.11	-
Direct and incremental Series A preferred stock issuance costs	-	-	-	0.21
Assumed impact of potential conversion of Series A preferred stock into common stock(7)	-	0.13	(0.11)	0.60
COVID-19 related costs	-	0.05	0.09	0.36
Impairment of assets and lease termination expenses	-	0.20	0.01	4.16
Acquisition-related costs	-	0.00	-	0.05
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)	0.01	0.03	0.23	(0.08)
Termination of Interest rate swap	-	-	0.04	-
Uncertain tax position related to tenant improvement allowances	-	-	0.05	-
Tax effect of adjustments	(0.00)	(0.07)	(0.10)	(1.17)
Adjusted net income/(loss) per share (non-GAAP)(8)	$0.65	$(0.33)	$1.64	$(1.17)

(1) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment.

(2) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and thirty-nine weeks ended September 28, 2021 and September 29, 2020 can be found in the Selected Segment Information table.

(3) Represents costs incurred to effect and integrate the North and FRC acquisition.

(4) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(5) Reserve for uncertain tax position related to tenant improvement allowances. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on its technical merits, taking into account available administrative remedies and litigation.

(6) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2021 and 2020 periods.

(7) Represents the impact of assuming the conversion of Series A preferred stock into common stock (0 and 5,908,187 shares for the thirteen and thirty-nine weeks ended September 28, 2021, respectively), resulting in an assumption of 51,112,650 and 53,582,824 weighted-average common shares outstanding for the thirteen and thirty-nine weeks ended September 28, 2021, respectively. The impact of assuming the conversion of Series A preferred stock into common stock (9,163,043 and 5,394,188 shares for the thirteen and thirty-nine weeks ended September 29, 2020, respectively), resulting in an assumption of 53,062,945 and 49,243,370 weighted-average common shares outstanding for the thirteen and thirty-nine weeks ended September 29, 2020, respectively.

(8) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301● Telephone (818) 871-3000 ● Fax (818) 871-3100